Exhibit 99.1

         SOVEREIGN BANCORP, INC. ANNOUNCES 2006 SECOND QUARTER EARNINGS

    Financial Highlights

     - Including restructuring, other-than-temporary impairment, merger and integration charges and additional provision for credit losses related to the acquisition of Independence, the net loss for the second quarter of 2006 was $51.7 million. Earnings per diluted share for the second quarter of 2006 were a net loss of $.11 as compared to net earnings of $.45 a year ago.

     - Operating/cash earnings per diluted share, excluding the aforementioned items, for the second quarter of 2006 were $.40 per share. Operating/cash earnings for EPS purposes were $179 million.

     - Sold $3.85 billion of investment securities in June as part of balance sheet restructuring.

     - Average deposits increased to $43.9 billion, a growth rate of 21% from a year ago. Linked quarter organic growth was 19%. Average core deposits (excluding time deposits) increased to $30.7 billion, a growth rate of 15% from a year ago. Linked quarter organic growth was 23%.

     - Average loans increased to $50.6 billion, an annualized growth rate of 22% from a year ago. Linked quarter organic growth was 18%.

     - Excluding acquisitions, consumer and commercial banking fees were $108 million, up 5% and 12%, respectively, from the first quarter of 2006.

     - Excluding acquisitions, G&A expenses were $282 million, up only $1.7 million, or .6%, from the first quarter of 2006.

     - Annualized net charge-offs of .23% of average loans in the second quarter of 2006.

     - Tangible equity ratio of 3.73% excluding OCI and book value per share of $17.92.

     - Successfully completed acquisition of Independence Community Bank Corp. and equity offering to Banco Santander Central Hispano, S.A.

     - Received double notch upgrade from Moody's and single notch upgrade from Standard and Poor's.

    PHILADELPHIA, July 18 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported for the second quarter 2006 a net loss of $51.7 million, or $(.11) per diluted share, as compared to net income of $183 million, or $.45 per diluted share, for the second quarter of 2005. Net loss in the second quarter of 2006 included merger and integration charges of $4.1 million after-tax, or $.01 per share, additional provision for credit losses related to the acquisition of Independence of $8.1 million after-tax, or $.02 per share, restructuring charges of $155 million after-tax, or $.35 per share, and a non-cash, non-operating impairment charge related to certain Fannie Mae ("FNMA") and Freddie Mac ("FHLMC") preferred stock of $43.9 million after-tax, or $.10 per share. Net income in the second quarter of 2005 included a reversal of merger and integration charges of $5.5 million after-tax, or $.01 per share.

    For the quarter ended June 30, 2006, Sovereign's operating/cash earnings per diluted share were $.40, which excluded the above mentioned charges and $15.7 million, or $.04 per share, related to amortization of intangible assets, as compared to $.47 per diluted share a year ago, which excluded the above mentioned reversal of merger and integration charges and $12.2 million, or $.03 per share, related to amortization of intangible assets. A reconciliation of net income to operating/cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Commenting on the second quarter of 2006, Jay S. Sidhu, Sovereign's Chairman and CEO, stated, "The past quarter results have been mixed. We closed on our acquisition of Independence, we also closed on our equity offering to Santander, and we restructured our balance sheet to better balance our interest rate risk position going forward. Our operating expenses were well contained, credit quality continues to be in check and fee-based revenues in most categories saw solid increases. The Independence acquisition improves our critical success factors and sets the company up well for future periods; however, near-term yield curve pressures continued to hinder our net interest income growth and impacts our balance sheet growth."

    Net Interest Income and Margin

    For the second quarter of 2006, Sovereign reported net interest income of $439 million as compared to $413 million in the second quarter of 2005. Sovereign's average loan portfolio increased by $9.2 billion over last year and $6.3 billion on a linked quarter basis to $50.6 billion. Excluding acquisitions, the total loan portfolio increased $1.9 billion during the quarter, reflecting an annualized organic growth rate of 18%. Sovereign's average deposits increased $7.6 billion over last year and $5.4 billion linked quarter to $43.9 billion. Excluding acquisitions, total deposits increased $1.7 billion during the quarter, reflecting an annualized organic growth rate of 18%.

    Net interest margin was 2.86% for the second quarter of 2006 as compared to 3.00% in the first quarter of 2006 and 3.21% in the second quarter of 2005.

    Risk Mitigation

    In an effort to optimize its interest rate risk position and capital following the acquisition of Independence, Sovereign reduced its combined investment portfolio by $3.85 billion in June of 2006. Sovereign sold $3.5 billion of its own investments with a yield of approximately 4.40% and effective duration of 4.2 years. In addition, prior to closing Independence sold $350 million of its investment portfolio.

    During the second quarter of 2006, Sovereign entered into a synthetic securitization to reduce its exposure to potential credit losses on a pool of $5.2 billion of residential loans. This credit securitization caps net charge-off's at 10 basis points and generates approximately $130 million of risk-based capital at an implied cost of capital of about 2.85%.

    Non-Interest Income

    Consumer and commercial banking fees increased 13% from a year ago. Excluding acquisitions, consumer and commercial banking fees were up 9% from the second quarter of 2005. Consumer banking fees increased to $67.5 million, primarily driven by growth in deposit fees. Commercial banking fees increased year-over-year by $11.2 million to $43.9 million primarily driven by growth in loan fees and precious metals revenue.

    Mortgage banking revenues for the quarter were $4.5 million, compared to $13.0 million last quarter and $21.3 million in the same quarter a year ago, as the company's bias for higher credit quality has resulted in more originations being retained on its balance sheet.

    As discussed in a prior press release, Sovereign recorded a non-operating restructuring charge of $155 million, after-tax, related to the sale of $3.5 billion of its investment securities and a non-cash, non-operating impairment charge of $44 million, after-tax, related to certain Fannie Mae and Freddie Mac preferred stock in the second quarter of 2006.

    Non-Interest Expense

    G&A expenses, including acquisitions, were $303 million for the quarter. "Included in operating expenses for the quarter was $21.6 million of operating expenses related to the Independence acquisition. On a linked quarter basis, excluding the effects of Independence, G&A expenses were up only $1.7 million, or .6%," stated Mark R. McCollom, Sovereign's Chief Financial Officer. "We remain on schedule to convert systems in early September, and after such time, we will be able to leverage expenses to a greater degree. We are on track to exceed our initial cost savings estimate of 15%. In fact, we expect cost saves to reach about 20%."

    Asset Quality

    Asset quality remained strong in the second quarter of 2006. Annualized net charge-offs were .23% of average loans for the second quarter, compared to .26% in the first quarter of 2006. Non-performing loans to total loans decreased slightly from first quarter levels to .36%. Non-performing loans increased by $36 million from last quarter to $220 million; however, Independence's non-performing loans were $38 million of this total. The allowance for credit losses to non-performing loans improved to 251%, as compared to 239% at March 31, 2006 and 272% at June 30, 2005. Sovereign's provision for credit losses was $44.5 million this quarter, including an additional provision of $12.5 million related to the acquisition of Independence, compared to $29.0 million in the first quarter of 2006 and $22.0 million in the second quarter of 2005.

    Capital

    In addition to the $2.5 billion equity offering to Santander, Sovereign successfully raised $825 million of capital at a blended cost of 7.24%, during the second quarter, of which $625 million is Tier 1 qualified. Sovereign's Tier 1 leverage ratio was 5.69% at June 30, 2006. Tangible equity to tangible assets, which includes recently issued preferred stock, was 3.73% excluding other comprehensive income ("OCI") and was 3.49% including OCI. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI") was 3.50% and including OCI was 3.25%. The equity to assets ratio was 9.54% at June 30, 2006. Sovereign Bank's Tier 1 leverage ratio was 6.28% and the Bank's risk-based capital ratio was 10.30% at June 30, 2006.

    Based upon our July 17 stock price of $20.39, Sovereign is trading at a P/E of 12.5x analysts mean 2006 estimate. The book value per share at June 30, 2006 was $17.92.

    About Sovereign

    Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), the parent company of Sovereign Bank, is an $89 billion financial institution with nearly 800 community banking offices, over 2,000 ATMs after giving effect to the recently announced branding agreement in which Sovereign ATMs will be placed in CVS/pharmacy locations and approximately 12,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's Second Quarter 2006 earnings call on Tuesday, July 18 beginning at 5:00 p.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1342450.

    The web-cast and replay can be accessed anytime from 5:00 p.m. ET on Tuesday, July 18 through 12:00 a.m. ET on September 18, 2006. Questions may be submitted during the call via email to investor@sovereignbank.com. A telephone replay will be accessible from 6:00 p.m. ET on Tuesday, July 18, 2006 through 12:00 a.m. ET (midnight) on July 24, 2006 by dialing 800-642-1687, confirmation id #2254483.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating/Cash Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating/Cash earnings for 2005 and 2006 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities, proxy and related professional fees and the amortization of intangible assets. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

                    Sovereign Bancorp, Inc. and Subsidiaries
                              FINANCIAL HIGHLIGHTS
                                   (unaudited)

                                                                           Quarter Ended
                                                --------------------------------------------------------------------
                                                  June 30        Mar. 31      Dec. 31        Sept. 30       June 30
(dollars in millions, except per share data)       2006           2006          2005           2005          2005
---------------------------------------------   ----------     ----------    ----------     ----------    ----------
Operating Data

Net income (loss)                               $    (51.7)    $    141.4    $    165.5     $    181.0    $    183.5
Net income (loss) for EPS purposes                   (47.8)         147.7         171.8          187.4         189.8
Operating/cash earnings for EPS
 purposes (1)                                        178.9          166.4         187.2          197.2         196.5
Net interest income                                  438.8          404.0         403.2          408.3         413.2
Provision for credit losses                           44.5           29.0          26.0           20.0          22.0
Total fees and other income before
 securities transactions                             142.0          134.3         159.9          158.2         148.6
Net gain (loss) on investment
 securities                                         (305.0)           0.0          (1.3)           1.7           3.4
G&A expense                                          303.3          280.0         281.8          276.9         273.4
Other expenses                                        47.5           44.8          40.0           32.6          27.1

Performance Statistics

Bancorp

Net interest margin                                   2.86%          3.00%         3.01%          3.13%         3.21%
Return on average assets                             -0.28%          0.90%         1.03%          1.17%         1.22%
Operating/cash return on average
 assets (1)                                           0.98%          1.05%         1.17%          1.27%         1.31%
Return on average equity                             -3.09%          9.72%        11.49%         12.61%        12.92%
Operating/cash return on average
 equity (1)                                          10.72%         11.45%        13.00%         13.74%        13.84%
Return on average tangible equity                    -7.14%         19.29%        23.67%         26.24%        27.15%
Operating/cash return on average
 tangible equity(1)                                  24.72%         22.71%        26.78%         28.58%        29.09%
Annualized net loan charge-offs
 to average loans                                     0.23%          0.26%         0.21%          0.18%         0.19%
Efficiency ratio (3)                                 52.22%         52.01%        50.04%         48.87%        48.67%

Per Share Data

Basic earnings (loss) per
 share (2)                                      $    (0.13)    $     0.38    $     0.44     $     0.48    $     0.48
Diluted earnings (loss) per
 share (2)                                           (0.11)          0.36          0.42           0.45          0.45
Operating/cash earnings per
 share (1)(2)                                         0.40           0.41          0.46           0.48          0.47
Dividend declared per share                           .080           .060          .060           .040          .040
Book value (4)                                       17.92          16.42         16.21          15.81         15.70
Common stock price:
  High                                          $    21.76     $    21.53    $    22.37     $    23.54    $    21.62
  Low                                                20.19          19.57         19.65          20.66         19.17
  Close                                              20.31          20.87         20.59          20.99         21.28
Weighted average common
 shares: (2)
  Basic                                              412.0          376.9         375.6          378.3         386.3
  Diluted                                            445.6          410.4         409.6          412.8         420.4
End-of-period common shares:
  Basic                                              472.1          359.3         358.4          358.5         365.8
  Diluted                                            505.5          391.1         390.5          390.7         398.3

NOTES:
 (1) Operating/cash earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, amortization of intangible assets, proxy and related professional fees, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.
 (2) Prior period earnings per share and weighted average common shares have been restated to reflect the 5% stock dividend paid to shareholders of record on June 15, 2006.
 (3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
 (4) Book value equals stockholders' equity at period-end divided by common shares outstanding.

                                                       Year to Date
                                                -------------------------
                                                 June 30        June 30
(dollars in millions, except per share data)       2006           2005
---------------------------------------------   ----------     ----------
Operating Data

Net income (loss)                               $     89.7     $    329.6
Net income (loss) for EPS purposes                   100.0          342.4
Operating/cash earnings for EPS purposes (1)         345.4          379.9
Net interest income                                  842.7          820.5
Provision for credit losses                           73.5           44.0
Total fees and other income before
 securities transactions                             276.3          272.8
Net gain (loss) on investment securities            (305.0)          11.3
G&A expense                                          583.3          530.5
Other expenses                                        92.3           90.9

Performance Statistics

Bancorp

Net interest margin                                   2.92%          3.27%
Return on average assets                              0.26%          1.13%
Operating/cash return on average assets (1)           1.01%          1.30%
Return on average equity                              2.87%         11.78%
Operating/cash return on average equity (1)          11.06%         13.57%
Return on average tangible equity                     6.15%         24.08%
Operating/cash return on average
 tangible equity (1)                                 23.67%         27.75%
Annualized net loan charge-offs to
 average loans                                        0.21%          0.21%
Efficiency ratio (3)                                 52.12%         48.52%

Per Share Data

Basic earnings (loss) per share (2)             $     0.23     $     0.85
Diluted earnings (loss) per share (2)                 0.23           0.81
Operating/cash earnings per share (1) (2)             0.81           0.90
Dividend declared per share                          0.140          0.070
Book value (4)                                       17.92          15.70
Common stock price:
  High                                          $    21.76     $    22.60
  Low                                                19.57          19.17
  Close                                              20.31          21.28
Weighted average common shares: (2)
  Basic                                              394.6          386.8
  Diluted                                            428.1          420.9
End-of-period common shares:
  Basic                                              472.1          365.8
  Diluted                                            505.5          398.3

NOTES:
 (1) Operating/cash earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, amortization of intangible assets, proxy and related professional fees, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.
 (2) Prior period earnings per share and weighted average common shares have been restated to reflect the 5% stock dividend paid to shareholders of record on June 15, 2006.
 (3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
 (4) Book value equals stockholders' equity at period-end divided by common shares outstanding.

                    Sovereign Bancorp, Inc. and Subsidiaries
                              FINANCIAL HIGHLIGHTS
                                   (unaudited)

                                                                           Quarter Ended
                                                --------------------------------------------------------------------
                                                 June 30         Mar. 31       Dec. 31       Sept. 30      June 30
(dollars in millions)                              2006           2006          2005           2005          2005
---------------------------------------------   ----------     ----------    ----------     ----------    ----------
Financial Condition Data:

General
  Total assets                                  $   88,677     $   65,060    $   63,679     $   62,960    $   59,940
  Loans                                             61,610         45,164        43,804         42,692        41,267
  Total deposits and
   customer related
   accounts:                                        52,546         38,820        37,978         37,333        36,102
    Core deposits and other
     customer related
     accounts                                       36,521         27,143        26,639         27,395        26,683
    Time deposits                                   16,025         11,678        11,339          9,937         9,419
  Borrowings                                        26,159         19,216        18,721         18,897        17,069
  Minority interests                                   209            206           206            205           205
  Stockholders' equity                               8,459          5,900         5,811          5,668         5,743
  Goodwill                                           4,930          2,715         2,717          2,714         2,714
  Core deposit and other
   intangibles                                         633            197           214            232           250

Asset Quality
  Non-performing assets                         $    259.1     $    200.5    $    205.6     $    181.1    $    173.2
  Non-performing loans                          $    219.7     $    183.5    $    189.5     $    169.9    $    162.4
  Non-performing assets to
   total assets                                       0.29%          0.31%         0.32%          0.29%         0.29%
  Non-performing loans to
   total loans                                        0.36%          0.41%         0.43%          0.40%         0.39%
  Allowance for credit
   losses                                       $    551.4     $    438.5    $    437.8     $    436.8    $    442.5
  Allowance for credit
   losses
    to total loans                                    0.90%          0.97%         1.00%          1.02%         1.07%
  Allowance for credit
   losses
    to non-performing loans                            251%           239%          231%           257%          272%

Capitalization - Bancorp (1)
  Stockholders' equity to
   total assets                                       9.54%          9.07%         9.13%          9.00%         9.58%
  Tier 1 leverage capital
   ratio                                              5.69%          6.74%         6.68%          6.48%         6.86%
  Tangible equity to
   tangible assets,
   excluding OCI                                      3.73%          5.16%         5.05%          4.84%         5.13%
  Tangible common equity to
   tangible assets,
   excluding OCI                                      3.50%          5.16%         5.05%          4.84%         5.13%
  Tangible equity to
   tangible assets,
   including OCI                                      3.49%          4.81%         4.73%          4.54%         4.88%
  Tangible common equity to
   tangible assets,
   including OCI                                      3.25%          4.81%         4.73%          4.54%         4.88%

Capitalization - Bank (1)
  Stockholders' equity to
   total assets                                       9.70%         10.59%        10.61%         10.46%        11.30%
  Tier 1 leverage capital
   ratio                                              6.28%          6.97%         6.84%          6.58%         7.16%
  Tier 1 risk-based capital
   ratio                                              7.91%          8.52%         8.21%          7.91%         8.64%
  Total risk-based capital
   ratio                                             10.30%         10.97%        10.66%         10.42%        11.27%

(1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

                    Sovereign Bancorp, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                  June 30         Mar. 31         Dec. 31
(dollars in thousands)                              2006            2006            2005
---------------------------------------------   ------------    ------------    ------------
Assets
Cash and amounts due
 from depository institutions                   $  1,641,731    $    997,447    $  1,131,936
Investments:
    Available-for-sale                            12,218,168       7,063,492       7,258,402
    Held-to-maturity                                       -       4,936,066       4,647,627
    Other investments                                933,507         670,353         651,299
       Total investments                          13,151,675      12,669,911      12,557,328
Loans:
    Commercial                                    28,999,921      17,250,897      16,635,646
    Consumer                                      32,610,190      27,913,516      27,168,201
       Total loans                                61,610,111      45,164,413      43,803,847
Less allowance for loan losses                      (537,372)       (421,860)       (419,599)
        Total loans, net                          61,072,739      44,742,553      43,384,248
Premises and equipment, net                          587,254         408,119         412,017
Accrued interest receivable                          375,213         275,343         286,300
Goodwill                                           4,929,586       2,715,217       2,716,826
Core deposit and other intangibles                   632,665         196,756         213,975
Bank owned life insurance                          1,686,571       1,027,403       1,018,125
Other assets                                       4,599,338       2,027,191       1,957,971
        Total assets                            $ 88,676,772    $ 65,059,940    $ 63,678,726

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
    Core and other customer
     related accounts                           $ 36,520,944    $ 27,142,655    $ 26,639,246
    Time deposits                                 16,025,418      11,677,492      11,338,460
       Total                                      52,546,362      38,820,147      37,977,706
Borrowings and other debt
 obligations                                      26,159,202      19,216,159      18,720,897
Other liabilities                                  1,303,198         917,661         963,764
      Total liabilities                           80,008,762      58,953,967      57,662,367
Minority interests                                   209,466         206,141         205,660
Stockholders' equity:
    Preferred Stock                                  195,445               -               -
    Common Stock                                   6,156,925       3,657,038       3,657,543
    Warrants and stock options                       337,637         335,717         337,346
    Unallocated ESOP shares                          (21,396)        (21,396)        (21,396)
    Treasury stock                                   (65,984)       (466,328)       (478,734)
    Accumulated other
     comprehensive loss                             (193,186)       (211,760)       (170,798)
    Retained earnings                              2,049,103       2,606,561       2,486,738
       Total stockholders' equity                  8,458,544       5,899,832       5,810,699
       Total liabilities and
        stockholders' equity                    $ 88,676,772    $ 65,059,940    $ 63,678,726

                                                  Sept. 30        June 30
(dollars in thousands)                              2005            2005
---------------------------------------------   ------------    ------------
Assets
Cash and amounts due
 from depository institutions                   $  1,438,240    $  1,176,891
Investments:
    Available-for-sale                             7,547,170       6,919,987
    Held-to-maturity                               4,500,881       4,055,135
    Other investments                                696,859         609,977
       Total investments                          12,744,910      11,585,099
Loans:
    Commercial                                    16,222,920      16,152,017
    Consumer                                      26,468,719      25,115,462
       Total loans                                42,691,639      41,267,479
Less allowance for loan losses                      (418,353)       (424,711)
        Total loans, net                          42,273,286      40,842,768
Premises and equipment, net                          401,868         391,140
Accrued interest receivable                          265,120         247,505
Goodwill                                           2,714,073       2,713,894
Core deposit and other intangibles                   231,740         250,025
Bank owned life insurance                          1,006,820         996,645
Other assets                                       1,884,316       1,736,089
        Total assets                            $ 62,960,373    $ 59,940,056

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
    Core and other customer related
     accounts                                   $ 27,395,257    $ 26,682,873
    Time deposits                                  9,937,334       9,418,691
       Total                                      37,332,591      36,101,564
Borrowings and other debt obligations             18,897,237      17,068,806
Other liabilities                                    857,530         822,136
      Total liabilities                           57,087,358      53,992,506
Minority interests                                   205,176         204,721
Stockholders' equity:
    Preferred Stock                                        -               -
    Common Stock                                   3,649,507       3,636,750
    Warrants and stock options                       337,156         339,517
    Unallocated ESOP shares                          (23,707)        (23,707)
    Treasury stock                                  (467,265)       (280,223)
    Accumulated other comprehensive loss            (170,619)       (105,727)
    Retained earnings                              2,342,767       2,176,219
       Total stockholders' equity                  5,667,839       5,742,829
       Total liabilities and
        stockholders' equity                    $ 62,960,373    $ 59,940,056

                    Sovereign Bancorp, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                                     Quarter Ended
                                                             -------------------------------------------------------------
                                                              June 30      Mar. 31      Dec. 31     Sept. 30      June 30
(dollars in thousands, except per share data)                  2006         2006         2005         2005          2005
----------------------------------------------------------   ---------    ---------    ---------    ---------    ---------
Interest and dividend income:
     Interest on interest- earning deposits                  $   2,954    $   2,116    $   2,605    $   2,022    $   1,896
     Interest on investment securities
         Available for sale                                    116,653       90,095       91,163       86,411       91,123
         Held to maturity                                       50,473       53,553       51,225       47,624       45,091
         Other                                                  13,016        5,603        4,971        4,443        4,755
     Interest on loans                                         808,922      688,166      661,072      620,742      577,220
         Total interest and dividend income                    992,018      839,533      811,036      761,242      720,085
Interest expense:
     Deposits and related customer accounts                    306,030      231,837      201,449      169,084      139,879
     Borrowings                                                247,217      203,738      206,344      183,817      167,047
         Total interest expense                                553,247      435,575      407,793      352,901      306,926
         Net interest income                                   438,771      403,958      403,243      408,341      413,159
Provision for credit losses                                     44,500       29,000       26,000       20,000       22,000
         Net interest income after provision for credit
          losses                                               394,271      374,958      377,243      388,341      391,159
Non-interest income:
     Consumer banking fees                                      67,467       60,798       64,696       65,738       65,833
     Commercial banking fees                                    43,949       39,016       46,699       39,519       32,734
     Mortgage banking revenue (1)                                4,524       12,992       26,501       28,671       21,290
     Capital markets revenue                                     2,313        3,889        4,053        5,382        3,700
     Bank owned life insurance income                           15,359       11,327       11,398       12,066       12,918
     Other                                                       8,363        6,319        6,538        6,856       12,092
         Total fees and other income before security gains     141,975      134,341      159,885      158,232      148,567
     Net gain/(loss) on securities                            (305,027)           -       (1,296)       1,675        3,355
         Total non- interest income                           (163,052)     134,341      158,589      159,907      151,922
Non-interest expense:
General and administrative Compensation and benefits           149,467      143,778      137,452      140,532      135,803
     Occupancy and equipment                                    68,155       64,193       61,679       61,096       61,348
     Technology expense                                         23,114       21,566       22,562       21,349       21,606
     Outside services                                           16,592       14,755       17,174       15,362       13,805
     Marketing expense                                          14,548       10,222       15,103       14,455       11,757
     Other administrative expenses                              31,417       25,465       27,828       24,107       29,072
         Total general and administrative                      303,293      279,979      281,798      276,901      273,391
Other expenses:
     Amortization of intangibles                                24,225       17,219       17,766       18,284       18,815
     Other minority interest expense                             6,079        5,992        5,951        5,837        5,752
     Equity method investments                                  10,954       10,042       10,455       11,656       10,966
     Proxy and professional fees                                     -       14,337        5,827            -            -
     Merger-related and integration charges                      6,257       (2,798)           -       (3,222)      (8,447)
         Total other expenses                                   47,515       44,792       39,999       32,555       27,086
              Total non- interest expense                      350,808      324,771      321,797      309,456      300,477
         Income/ (loss) before income taxes                   (119,589)     184,528      214,035      238,792      242,604
Income tax expense/ (benefit)                                  (67,935)      43,130       48,540       57,749       59,133
         Net income/ (loss)                                  $ (51,654)   $ 141,398    $ 165,495    $ 181,043    $ 183,471

(1)  Mortgage banking activity is summarized below:

Gains on sale of mortgage loans, mortgage backed
 securities, and home equity loans (2)                       $   3,136    $   9,762    $  22,708    $  21,274    $  28,371
Net gains/(loss) recorded under SFAS 133                          (663)       1,090       (1,039)         717          314
Mortgage servicing fees, net of mortgage servicing rights
 amortization                                                    2,051        2,140          914         (157)       1,370
Mortgage servicing right (impairments)/ recoveries                   -            -        3,918        6,837       (8,765)
     Total mortgage banking revenues                         $   4,524    $  12,992    $  26,501    $  28,671    $  21,290

(2) The results for the fourth quarter and third quarter of 2005 include gains of $18.4 million and $13.1 million related to the sale of $898 million and $503 million of home equity loans.

                                                        Year to Date
                                                ----------------------------
                                                   June 30         June 30
(dollars in thousands, except per share data)       2006            2005
---------------------------------------------   ------------    ------------
Interest and dividend income:
   Interest on interest-earning
    deposits                                    $      5,070    $      4,129
   Interest on investment securities
      Available for sale                             206,748         182,118
      Held to maturity                               104,026          90,210
      Other                                           18,619           8,644
   Interest on loans                               1,497,088       1,105,208
     Total interest and dividend income            1,831,551       1,390,309
Interest expense:
    Deposits and related customer accounts           537,867         254,057
    Borrowings                                       450,955         315,747
      Total interest expense                         988,822         569,804
      Net interest income                            842,729         820,505
Provision for credit losses                           73,500          44,000
      Net interest income after
       provision for credit losses                   769,229         776,505
Non-interest income:
    Consumer banking fees                            128,265         126,182
    Commercial banking fees                           82,965          63,057
    Mortgage banking revenue (1)                      17,516          32,945
    Capital markets revenue                            6,202           8,386
    Bank owned life insurance income                  26,686          23,821
    Other                                             14,682          18,443
      Total fees and other income before
       security gains                                276,316         272,834
    Net gain/(loss) on securities                   (305,027)         11,334
      Total non-interest income                      (28,711)        284,168
Non-interest expense:
General and administrative
    Compensation and benefits                        293,245         260,928
    Occupancy and equipment                          132,348         124,218
    Technology expense                                44,680          40,274
    Outside services                                  31,347          28,453
    Marketing expense                                 24,770          22,804
    Other administrative expenses                     56,882          53,828
      Total general and administrative               583,272         530,505
Other expenses:
    Amortization of intangibles                       41,444          37,771
    Other minority interest expense                   12,071          11,420
    Equity method investments                         20,996          21,736
    Proxy and professional fees                       14,337               -
    Merger-related and integration charges             3,459          19,948
      Total other expenses                            92,307          90,875
         Total non-interest expense                  675,579         621,380
      Income/ (loss) before income taxes              64,939         439,293
Income tax expense/ (benefit)                        (24,805)        109,671
      Net income/ (loss)                        $     89,744    $    329,622

(1)  Mortgage banking activity is summarized below:

Gains on sale of mortgage loans,
 mortgage backed securities, and home
 equity loans (2)                               $     12,898    $     34,748
Net gains/(loss) recorded under SFAS 133                 427             967
Mortgage servicing fees, net of
 mortgage servicing rights amortization                4,191           2,041
Mortgage servicing right
 (impairments)/recoveries                                  -          (4,811)
     Total mortgage banking revenues            $     17,516    $     32,945

(2) The results for the fourth quarter and third quarter of 2005 include gains of $18.4 million and $13.1 million related to the sale of $898 million and $503 million of home equity loans.

                    Sovereign Bancorp, Inc. and Subsidiaries
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
                                   (unaudited)

                                                          Quarter Ended
                                                          June 30, 2006
                                             ----------------------------------------
                                                Average                        Yield/
(dollars in thousands)                          Balance        Interest(1)     Rate
------------------------------------------   ------------     ------------   --------
Earning assets:
    Investment securities                    $ 14,207,577     $    201,842       5.68%
    Loans:
      Commercial                               19,112,403          342,125       7.18%
      Multi-Family                              1,992,727           31,285       6.28%
      Consumer:
        Residential mortgages                  14,467,374          203,062       5.61%
        Home equity loans and lines
         of credit                             10,129,080          162,530       6.44%
      Total consumer loans secured
       by real estate                          24,596,454          365,592       5.95%
        Auto Loans                              4,396,659           64,223       5.86%
        Other                                     453,383            8,344       7.38%
      Total Consumer                           29,446,496          438,159       5.96%
     Total loans                               50,551,626          811,569       6.43%
      Allowance for loan losses                  (455,468)
      Total earning assets                     64,303,735     $  1,013,411       6.31%
 Other assets                                   9,136,881
    Total assets                             $ 73,440,616

 Funding liabilities:
   Deposits and other customer
    related accounts:
          NOW accounts                       $ 10,346,113     $     73,330       2.84%
          Customer repurchase
           agreements                           1,114,934           12,077       4.34%
          Savings accounts                      3,956,176            7,254       0.74%
          Money market accounts                 9,598,706           71,475       2.99%
        Core and other customer
         related accounts                      25,015,929          164,136       2.63%
        Time deposits                          13,193,359          141,894       4.31%
        Total                                  38,209,288          306,030       3.21%

   Borrowings:
       Federal Home Loan Bank
        advances                               15,247,874          164,540       4.33%
       Fed funds and repurchase
        agreements                              1,399,266           18,019       5.16%
       Other borrowings                         4,791,972           64,658       5.48%
       Total borrowings                        21,439,112          247,217       4.64%
       Total funding liabilities               59,648,400          553,247       3.72%
  Non-interest bearing DDA                      5,662,902
  Other liabilities                             1,430,767
         Total liabilities                     66,742,069
  Stockholders' equity                          6,698,547
         Total liabilities and
          stockholders' equity               $ 73,440,616
  Net interest income                                         $    460,164
  Interest rate spread                                                           2.59%
  Contribution from interest free funds                                          0.27%
  Net interest margin                                                            2.86%

(1) Tax equivalent basis

                                                          Quarter Ended
                                                          March 31, 2006
                                             ----------------------------------------
                                                Average                        Yield/
(dollars in thousands)                          Balance        Interest(1)     Rate
------------------------------------------   ------------     ------------   --------
Earning assets:
   Investment securities                     $ 12,715,041     $    168,049       5.29%
   Loans:
     Commercial                                16,884,583          290,843       6.98%
     Multi-Family                                       -                -       0.00%
     Consumer:
       Residential mortgages                   12,777,623          176,652       5.53%
       Home equity loans and lines of
        credit                                  9,673,570          151,660       6.32%
     Total consumer loans secured
      by real estate                           22,451,193          328,312       5.87%
       Auto Loans                               4,409,850           61,383       5.65%
       Other                                      476,946            9,185       7.81%
     Total Consumer                            27,337,989          398,880       5.87%
    Total loans                                44,222,572          689,723       6.29%
     Allowance for loan losses                   (419,386)
     Total earning assets                      56,518,227     $    857,772       6.11%
Other assets                                    7,521,366
   Total assets                              $ 64,039,593

Funding liabilities:
  Deposits and other customer
   related accounts:
         NOW accounts                        $  9,124,514     $     54,509       2.42%
         Customer repurchase
          agreements                            1,025,807            9,898       3.91%
         Savings accounts                       3,411,827            6,388       0.76%
         Money market accounts                  8,190,873           48,068       2.38%
       Core and other customer
        related accounts                       21,753,021          118,863       2.22%
       Time deposits                           11,597,261          112,974       3.95%
       Total                                   33,350,282          231,837       2.82%

  Borrowings:
      Federal Home Loan Bank
       advances                                13,551,387          143,083       4.27%
      Fed funds and repurchase
       agreements                                 613,518            6,635       4.33%
      Other borrowings                          4,415,349           54,020       4.93%
      Total borrowings                         18,580,254          203,738       4.43%
      Total funding liabilities                51,930,536          435,575       3.39%
 Non-interest bearing DDA                       5,086,989
 Other liabilities                              1,125,329
        Total liabilities                      58,142,854
 Stockholders' equity                           5,896,739
        Total liabilities and
         stockholders' equity                $ 64,039,593
 Net interest income                                          $    422,197
 Interest rate spread                                                            2.72%
 Contribution from interest free funds                                           0.28%
 Net interest margin                                                             3.00%

(1) Tax equivalent basis

                                                          Quarter Ended
                                                          June 30, 2005
                                             ----------------------------------------
                                                Average                        Yield/
(dollars in thousands)                          Balance        Interest(1)     Rate
------------------------------------------   ------------     ------------   --------
Earning assets:
   Investment securities                     $ 12,178,325     $    142,865       5.06%
   Loans:
     Commercial                                15,768,250          234,588       5.99%
     Multi-Family                                       -                -       0.00%
     Consumer:
       Residential mortgages                   10,634,549          138,586       5.21%
       Home equity loans and lines of
        credit                                 10,127,012          137,825       5.45%
     Total consumer loans secured
      by real estate                           20,761,561          276,411       5.33%
       Auto Loans                               4,262,377           55,541       5.23%
       Other                                      559,544           10,680       7.66%
     Total Consumer                            25,583,482          342,632       5.36%
    Total loans                                41,351,732          577,220       5.60%
     Allowance for loan losses                   (428,032)
     Total earning assets                      53,102,025     $    720,085       5.52%
Other assets                                    7,103,036
   Total assets                              $ 60,205,061

Funding liabilities:
  Deposits and other customer
   related accounts:
         NOW accounts                        $  8,425,311     $     31,835       1.52%
         Customer repurchase
          agreements                              795,418            4,790       2.42%
         Savings accounts                       3,864,148            6,243       0.65%
         Money market accounts                  8,417,965           31,034       1.48%
       Core and other customer
        related accounts                       21,502,842           73,902       1.38%
       Time deposits                            9,458,184           65,977       2.80%
       Total                                   30,961,026          139,879       1.81%

  Borrowings:
      Federal Home Loan Bank
       advances                                11,775,740          116,767       3.98%
      Fed funds and repurchase
       agreements                               1,614,427           12,167       3.02%
      Other borrowings                          4,164,200           38,113       3.67%
      Total borrowings                         17,554,367          167,047       3.81%
      Total funding liabilities                48,515,393          306,926       2.54%
 Non-interest bearing DDA                       5,276,428
 Other liabilities                                715,584
        Total liabilities                      54,507,405
 Stockholders' equity                           5,697,656
        Total liabilities and
         stockholders' equity                $ 60,205,061
 Net interest income                                          $    413,159
 Interest rate spread                                                            2.98%
 Contribution from interest free funds                                           0.23%
 Net interest margin                                                             3.21%

(1) Tax equivalent basis

                    Sovereign Bancorp, Inc. and Subsidiaries
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
                                   (unaudited)

                                                          Year to Date
                                                          June 30, 2006
                                             ----------------------------------------
                                                Average                        Yield/
(dollars in thousands)                          Balance       Interest (1)     Rate
------------------------------------------   ------------     ------------   --------
Earning assets:
  Investment securities                      $ 13,465,431     $    352,178       5.50%
  Loans:
    Commercial                                 18,004,647          630,664       7.08%
    Multi-Family                                1,001,868           31,285       6.25%
    Consumer:
      Residential mortgages                    13,627,166          379,714       5.57%
      Home equity loans and lines of
       credit                                   9,902,583          314,190       6.38%
    Total consumer loans secured by
     real estate                               23,529,749          693,904       5.91%
      Auto loans                                4,403,218          126,009       5.77%
      Other                                       465,093           17,529       7.60%
    Total Consumer                             28,398,060          837,442       5.92%
    Total loans                                47,404,575        1,499,391       6.37%
    Allowance for loan losses                    (437,527)
    Total earning assets                       60,432,479     $  1,851,569       6.22%
Other assets                                    8,333,596
    Total assets                             $ 68,766,075

Funding liabilities:
  Deposits and other customer related
   accounts:
      NOW accounts                           $  9,738,689     $    127,832       2.64%
      Customer repurchase agreements            1,070,617           21,975       4.14%
      Savings accounts                          3,685,505           13,642       0.75%
      Money market accounts                     8,898,678          119,543       2.71%
     Core and other customer related
      accounts                                 23,393,489          282,992       2.44%
     Time deposits                             12,399,719          254,875       4.15%
     Total                                     35,793,208          537,867       3.02%
  Borrowings:
     Federal Home Loan Bank advances           14,404,317          307,622       4.30%
     Fed funds and repurchase
      agreements                                1,008,563           24,655       4.91%
     Other borrowings                           4,604,700          118,678       5.17%
     Total borrowings                          20,017,580          450,955       4.53%
     Total funding liabilities                 55,810,788          988,822       3.57%
Non-interest bearing DDA                        5,376,537
Other liabilities                               1,278,892
     Total liabilities                         62,466,217
Stockholders' equity                            6,299,858
     Total liabilities and
      stockholders' equity                   $ 68,766,075
Net interest income                                           $    862,747
Interest rate spread                                                             2.65%
Contribution from interest free funds                                            0.27%
Net interest margin                                                              2.92%

(1) Tax equivalent basis

                                                          Year to Date
                                                         June 30, 2005
                                             ----------------------------------------
                                                Average                        Yield/
(dollars in thousands)                          Balance       Interest (1)     Rate
------------------------------------------   ------------     ------------   --------
Earning assets:
  Investment securities                      $ 12,153,767     $    285,101       5.06%
  Loans:
    Commercial                                 15,321,314          439,486       5.82%
    Multi-Family                                        -                -       0.00%
    Consumer:
      Residential mortgages                     9,905,070          261,540       5.28%
      Home equity loans and lines of
       credit                                  10,065,056          272,780       5.45%
    Total consumer loans secured by
     real estate                               19,970,126          534,320       5.37%
      Auto loans                                4,283,620          110,476       5.20%
      Other                                       568,980           20,926       7.42%
    Total Consumer                             24,822,726          665,722       5.39%
    Total loans                                40,144,040        1,105,208       5.55%
    Allowance for loan losses                    (421,878)
    Total earning assets                       51,875,929     $  1,390,309       5.48%
Other assets                                    7,013,494
    Total assets                             $ 58,889,423

Funding liabilities:
  Deposits and other customer related
   accounts:
      NOW accounts                           $  8,234,704     $     57,291       1.40%
      Customer repurchase agreements              818,907            8,806       2.17%
      Savings accounts                          3,897,045           12,373       0.64%
      Money market accounts                     8,285,978           56,521       1.38%
     Core and other customer related
      accounts                                 21,236,634          134,991       1.28%
     Time deposits                              9,060,839          119,066       2.65%
     Total                                     30,297,473          254,057       1.69%
  Borrowings:
     Federal Home Loan Bank advances           11,345,327          221,703       3.94%
     Fed funds and repurchase
      agreements                                1,528,315           21,705       2.85%
     Other borrowings                           4,159,877           72,339       3.49%
     Total borrowings                          17,033,519          315,747       3.73%
     Total funding liabilities                 47,330,992          569,804       2.42%
Non-interest bearing DDA                        5,219,880
Other liabilities                                 695,052
     Total liabilities                         53,245,924
Stockholders' equity                            5,643,499
     Total liabilities and
      stockholders' equity                   $ 58,889,423
Net interest income                                           $    820,505
Interest rate spread                                                             3.06%
Contribution from interest free funds                                            0.21%
Net interest margin                                                              3.27%

(1) Tax equivalent basis

                    Sovereign Bancorp, Inc. and Subsidiaries
                            SUPPLEMENTAL INFORMATION
                                   (unaudited)

NON-PERFORMING ASSETS

                                   June 30       Mar. 31       Dec. 31      Sept. 30       June 30
(dollars in thousands)              2006          2006          2005          2005          2005
------------------------------   ----------    ----------    ----------    ----------    ----------
Non-accrual loans:
  Consumer:
    Residential mortgages        $   34,812    $   31,874    $   30,393    $   33,427    $   31,717
    Home equity loans and
     lines of credit                 63,632        61,078        55,543        37,051        35,007
    Auto loans                          388           363           476           462           365
    Other consumer loans              2,524         1,920         1,913         2,873         3,013
  Total consumer loans              101,356        95,235        88,325        73,813        70,102
  Commercial                        117,758        87,566       100,372        95,303        91,358
  Total non-accrual loans           219,114       182,801       188,697       169,116       161,460
Restructured loans                      576           692           777           822           939
  Total non-performing
   loans                            219,690       183,493       189,474       169,938       162,399
Real estate owned, net               35,899        13,622        11,411         6,107         8,494
Other repossessed assets              3,487         3,352         4,678         5,083         2,302
  Total non-performing
   assets                           259,076       200,467       205,563       181,128       173,195

Non-performing loans as a
 percentage of total loans             0.36%         0.41%         0.43%         0.40%         0.39%
Non-performing assets as a
 percentage of total assets            0.29%         0.31%         0.32%         0.29%         0.29%
Non-performing assets as a
 percentage of total loans,
 real estate owned and
 repossessed assets                    0.42%         0.44%         0.47%         0.42%         0.42%
Allowance for credit losses
 as a percentage of non-
 performing loans                       251%          239%          231%          257%          272%

NET LOAN CHARGE-OFFS

                                   June 30       Mar. 31       Dec. 31      Sept. 30       June 30
Quarters ended (in thousands)       2006          2006          2005          2005          2005
------------------------------   ----------    ----------    ----------    ----------    ----------
Commercial real estate           $    3,938    $     (744)   $      564    $      219    $      294
Commercial and industrial
 and other                            4,718         8,948         4,877         6,209         8,964
Total Commercial                      8,656         8,204         5,441         6,428         9,258

  Residential mortgages                 156           159           554           109            72
  Home equity loans and
   lines of credit                   15,032        10,654         6,998         4,319         3,115
Total consumer loans
 secured by real estate              15,188        10,813         7,552         4,428         3,187
  Auto loans                          5,678         7,995         9,137         7,539         5,851
  Other consumer loans                  (98)        1,286         1,079         1,059         1,126
Total Consumer                       20,768        20,094        17,768        13,026        10,164

 Total                           $   29,424    $   28,298    $   23,209    $   19,454    $   19,422

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

                                            June 30         Mar. 31
Quarters ended (in thousands)                2006            2006
--------------------------------------   ------------    ------------
Provision for loan losses                      47,113          30,559
Provision/(recoveries) for unfunded
 commitments                                   (2,613)         (1,559)
Total provision for credit losses             $44,500         $29,000

Allowance for loan losses                     537,372         421,860
Reserve for unfunded commitments               14,040          16,653
Total allowance for credit losses            $551,412        $438,513

                                            Dec. 31        Sept. 30        June 30
Quarters ended (in thousands)                2005            2005           2005
--------------------------------------   ------------    ------------   ------------
Provision for loan losses                      26,263          19,298         20,442
Provision/(recoveries) for unfunded
 commitments                                     (263)            702          1,558
Total provision for credit losses        $     26,000    $     20,000   $     22,000

Allowance for loan losses                     419,599         418,353        424,711
Reserve for unfunded commitments               18,212          18,475         17,773
Total allowance for credit losses        $    437,811    $    436,828   $    442,484

                    Sovereign Bancorp, Inc. and Subsidiaries
                            SUPPLEMENTAL INFORMATION
                                   (unaudited)

     DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                              June 30           Mar. 31
Quarters ended (in thousands)                   2006             2006
----------------------------------------   --------------   --------------
Demand deposit accounts                    $    6,749,349   $    5,165,140
NOW accounts                                   11,055,189        9,110,005
Customer repurchase agreements                  1,205,345        1,086,010
Savings accounts                                5,189,459        3,397,183
Money market accounts                          12,321,602        8,384,317
Certificates of deposits                       16,025,418       11,677,492
     Total                                 $   52,546,362   $   38,820,147

                                              Dec. 31          Sept. 30         June 30
Quarters ended (in thousands)                   2005             2005             2005
----------------------------------------   --------------   --------------   --------------
Demand deposit accounts                    $    5,331,659   $    5,414,212   $    5,378,465
NOW accounts                                    8,844,875        9,170,052        8,269,183
Customer repurchase agreements                  1,012,574          959,024          875,203
Savings accounts                                3,460,292        3,684,423        3,807,967
Money market accounts                           7,989,846        8,167,546        8,352,055
Certificates of deposits                       11,338,460        9,937,334        9,418,691
     Total                                 $   37,977,706   $   37,332,591   $   36,101,564

LOAN COMPOSITION - End of period

                                              June 30           Mar. 31
Quarters ended (in thousands)                   2006             2006
----------------------------------------   --------------   --------------
  Commercial real estate                   $   10,817,068   $    7,128,116
  Commercial industrial loans                  12,048,686       10,122,781
  Multi-family                                  6,134,167               --
Total commercial loans                         28,999,921       17,250,897
    Residential mortgages                      17,236,025       13,161,773
    Home equity loans and lines of
     credit                                    10,515,700        9,892,235
  Total consumer loans secured by real
   estate                                      27,751,725       23,054,008
    Auto loans                                  4,399,047        4,400,980
    Other consumer loans                          459,418          458,528
Total consumer loans                           32,610,190       27,913,516

Total loans                                $   61,610,111   $   45,164,413

                                              Dec. 31          Sept. 30         June 30
Quarters ended (in thousands)                   2005             2005             2005
----------------------------------------   --------------   --------------   --------------
  Commercial real estate                   $    7,209,180   $    7,151,189   $    6,946,477
  Commercial industrial loans                   9,426,466        9,071,731        9,205,540
  Multi-family                                         --               --               --
Total commercial loans                         16,635,646       16,222,920       16,152,017
    Residential mortgages                      12,462,802       11,198,366        9,997,066
    Home equity loans and lines of
     credit                                     9,793,124       10,301,161       10,300,629
  Total consumer loans secured by
   real estate                                 22,255,926       21,499,527       20,297,695
    Auto loans                                  4,434,021        4,463,931        4,285,537
    Other consumer loans                          478,254          505,261          532,230
Total consumer loans                           27,168,201       26,468,719       25,115,462

Total loans                                $   43,803,847   $   42,691,639   $   41,267,479

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                              June 30           Mar. 31
Quarters ended (in thousands)                   2006             2006
----------------------------------------   --------------   --------------
Demand deposit accounts                    $    5,662,902   $    5,086,989
NOW accounts                                   10,346,113        9,124,514
Customer repurchase agreements                  1,114,934        1,025,807
Savings accounts                                3,956,176        3,411,827
Money market accounts                           9,598,706        8,190,873
Certificates of deposits                       13,193,359       11,597,261
     Total                                 $   43,872,190   $   38,437,271

                                              Dec. 31          Sept. 30         June 30
Quarters ended (in thousands)                   2005             2005             2005
----------------------------------------   --------------   --------------   --------------
Demand deposit accounts                    $    5,340,623   $    5,393,736   $    5,276,428
NOW accounts                                    9,454,176        8,991,339        8,425,311
Customer repurchase agreements                  1,007,347          903,053          795,418
Savings accounts                                3,573,771        3,753,311        3,864,148
Money market accounts                           8,112,584        8,294,441        8,417,965
Certificates of deposits                       10,376,654        9,810,041        9,458,184
     Total                                 $   37,865,155   $   37,145,921   $   36,237,454

LOAN COMPOSITION - Average

                                              June 30          Mar. 31
Quarters ended (in thousands)                   2006             2006
----------------------------------------   --------------   --------------
  Commercial real estate                   $    8,358,231   $    7,193,994
  Commercial industrial loans                   9,564,869        8,603,198
  Multi-family                                  1,992,727               --
  Other                                         1,189,303        1,087,391
Total commercial loans                         21,105,130       16,884,583
  Residential mortgages                        14,467,374       12,777,623
  Home equity loans and lines of credit        10,129,080        9,673,570
Total consumer loans secured by real
 estate                                        24,596,454       22,451,193
  Auto loans                                    4,396,659        4,409,850
  Other consumer loans                            453,383          476,946
Total consumer loans                           29,446,496       27,337,989

Total loans                                $   50,551,626   $   44,222,572

                                              Dec. 31          Sept. 30         June 30
Quarters ended (in thousands)                   2005             2005             2005
----------------------------------------   --------------   --------------   --------------
  Commercial real estate                   $    7,203,433   $    7,019,781   $    6,909,795
  Commercial industrial loans                   8,273,795        8,499,513        8,008,968
  Multi-family                                         --               --               --
  Other                                         1,038,760          920,774          849,487
Total commercial loans                         16,515,988       16,440,068       15,768,250
  Residential mortgages                        11,859,646       10,663,656       10,634,549
  Home equity loans and lines of
   credit                                      10,176,307       10,321,853       10,127,012
Total consumer loans secured by
 real estate                                   22,035,953       20,985,509       20,761,561
  Auto loans                                    4,454,501        4,400,376        4,262,377
  Other consumer loans                            490,069          515,522          559,544
Total consumer loans                           26,980,523       25,901,407       25,583,482

Total loans                                $   43,496,511   $   42,341,475   $   41,351,732

                    Sovereign Bancorp, Inc. and Subsidiaries
         RECONCILIATION OF OPERATING/CASH EARNINGS TO REPORTED EARNINGS
                                   (unaudited)

    Operating/cash earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, amortization of intangible assets, proxy and related professional fees, and certain other charges. The table below reconciles our GAAP earnings to operating/cash earnings for EPS purposes.

(dollars in thousands, except per share data - all amounts are after tax)

                                                                               Quarter Ended
                                                                               Total dollars
                                           -------------------------------------------------------------------------------------
                                              June 30           Mar. 31           Dec. 31         Sept. 30          June 30
                                                2006              2006              2005             2005              2005
                                           --------------    --------------    --------------   --------------    --------------
Net income as reported                     $      (51,654)   $      141,398    $      165,495   $      181,043    $      183,471
Dividends on preferred
 stock                                             (2,433)                -                 -                -                 -
Net income available to
 common shareholders                              (54,087)          141,398           165,495          181,043           183,471
Contingently convertible
 trust preferred
 interest expense, net
 of tax                                             6,335             6,327             6,354            6,344             6,335
Net income for EPS
 purposes                                  $      (47,752)   $      147,725    $      171,849   $      187,387    $      189,806

Weighted average diluted
 shares for EPS                                   445,599           410,366           409,581          412,766           420,390

Reconciliation to
 operating/cash earnings
 EPS

Net income for EPS
 purposes and EPS as
 reported                                  $      (47,752)   $     147,725     $      171,849   $      187,387    $      189,806

   Merger related and
    integration costs                               4,067            (1,819)                -           (2,094)           (5,490)
   Provision for loan
    losses- Independence                            8,125                 -                 -                -                 -
   Loss on balance sheet
    restructuring                                 154,884                 -                 -                -                 -
   Impairment on FNMA
    and FHLMC preferred
    stock                                          43,875                 -                 -                -                 -
   Proxy and professional
    fees                                                -             9,319             3,788                -                 -
   Amortization of
    intangibles                                    15,746            11,192            11,548           11,885            12,229
Operating/cash earnings
 for EPS purposes                          $      178,945    $      166,417    $      187,185   $      197,178    $      196,545

                                                                               Quarter Ended
                                                                                 Per share
                                           -------------------------------------------------------------------------------------
                                               June 30           Mar. 31           Dec. 31         Sept. 30          June 30
                                                2006              2006              2005             2005              2005
                                           --------------    --------------    --------------   --------------    --------------
Net income as reported
Dividends on preferred
 stock
Net income available to
 common shareholders
Contingently convertible
 trust preferred
 interest expense, net
 of tax
Net income for EPS
 purposes                                  $        (0.11)   $         0.36    $         0.42   $         0.45    $         0.45

Weighted average diluted
 shares for EPS

Reconciliation to
 operating/cash earnings
 EPS

Net income for EPS
 purposes and EPS as
 reported                                  $        (0.11)   $         0.36    $         0.42   $         0.45    $         0.45

   Merger related and
    integration costs                                0.01             (0.00)                -            (0.01)            (0.01)
   Provision for loan
    losses- Independence                             0.02                 -                 -                -                 -
   Loss on balance sheet
    restructuring                                    0.35                 -                 -                -                 -
   Impairment on FNMA
    and FHLMC preferred
    stock                                            0.10                 -                 -                -                 -
   Proxy and professional
    fees                                                -              0.02              0.01                -                 -
   Amortization of
    intangibles                                      0.04              0.03              0.03             0.03              0.03
Operating/cash earnings
 for EPS purposes                          $         0.40    $         0.41    $         0.46   $         0.48    $         0.47

                                                                      Year to Date
                                           ------------------------------------------------------------------
                                                     Total dollars                       Per Share
                                           --------------------------------   -------------------------------
                                               June 30           June 30         June 30          June 30
                                                2006              2005             2006             2005
                                           --------------    --------------   --------------   --------------
Net income as reported                     $       89,744    $      329,622
Dividends on preferred
 stock                                             (2,433)                -
Net income available to
 common shareholders                               87,311           329,622
Contingently convertible
 trust preferred
 interest expense, net
  of tax                                           12,662            12,729
Net income for EPS
 purposes                                  $       99,973    $      342,351   $         0.23   $         0.81

Weighted average diluted
 shares for EPS                                   428,124           420,885

Reconciliation to
 operating/cash earnings
 EPS

Net income for EPS
 purposes and EPS as
 reported                                  $       99,973    $      342,351   $         0.23   $         0.81

   Merger related and
    integration costs                               2,248            12,966             0.01             0.03
   Provision for loan
    losses- Independence                            8,125                 -             0.02                -
   Loss on balance sheet
    restructuring                                 154,884                 -             0.36                -
  Impairment on FNMA
   and FHLMC preferred
   stock                                           43,875                 -             0.10                -
  Proxy and professional
   fees                                             9,319                 -             0.02                -
  Amortization of
   intangibles                                     26,939            24,551             0.06             0.06
Operating/cash earnings
 for EPS purposes                          $      345,363    $      379,868   $         0.81   $         0.90

                    Sovereign Bancorp, Inc. and Subsidiaries
     RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED
                   OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
                                   (unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                    Quarter Ended
                                           -------------------------------
                                               June 30         Mar. 31
                                                2006             2006
                                           --------------   --------------
Average Equity                             $    6,698,547   $    5,896,739
Average Goodwill                               (3,452,687)      (2,716,324)
Average CDI and other intangibles                (342,279)        (207,908)
Average Tangible Equity                         2,903,581        2,972,507

Operating Return on Average Equity                  10.72%           11.45%
  Effect of Goodwill                                12.74%           10.46%
  Effect of CDI and other intangibles                1.26%            0.80%
Tangible Return on Average Equity                   24.72%           22.71%

                                                            Quarter Ended
                                           ------------------------------------------------
                                               Dec. 31         Sept. 30          June 30
                                                2005             2005             2005
                                           --------------   --------------   --------------
Average Equity                             $    5,712,703   $    5,694,895   $    5,697,656
Average Goodwill                               (2,714,150)      (2,714,148)      (2,725,526)
Average CDI and other intangibles                (225,049)        (243,149)        (261,854)
Average Tangible Equity                         2,773,504        2,737,598        2,710,276

Operating Return on Average Equity                  13.00%           13.74%           13.84%
  Effect of Goodwill                                12.72%           13.62%           13.91%
  Effect of CDI and other intangibles                1.05%            1.22%            1.34%
Tangible Return on Average Equity                   26.78%           28.58%           29.09%

                                                     Year-to-Date
                                           -------------------------------
                                              June 30          June 30
                                                2006             2005
                                           --------------   --------------
Average Equity                             $    6,299,858   $    5,643,499
Average Goodwill                               (3,081,666)      (2,617,281)
Average CDI and other intangibles                (275,465)        (265,998)
Average Tangible Equity                         2,942,727        2,760,220

Operating Return on Average Equity                  11.06%           13.57%
  Effect of Goodwill                                11.58%           12.87%
  Effect of CDI and other intangibles                1.03%            1.31%
Tangible Return on Average Equity                   23.67%           27.75%

                    Sovereign Bancorp, Inc. and Subsidiaries
                            SUPPLEMENTAL INFORMATION
                                   (unaudited)

    Purchase of Independence Community Bank Corp.  ("Independence")

    On June 1, 2006, Sovereign completed the purchase of Independence and the results of its operations are included from the purchase date through June 30, 2006. Sovereign made a cash payment of $3.6 billion to acquire and convert all outstanding Independence common shares and outstanding equity awards at $42 per share. The preliminary purchase price was allocated to acquired assets and liabilities of Independence based on fair value as of June 1, 2006. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

Assets and Liabilities Acquired from Independence:

(dollars in millions)
----------------------------------------
Assets
Investments                                $      3,204.8
Loans:
  Commercial                                     10,807.2
  Consumer                                          517.4
  Residential mortgages                           1,829.5

    Total loans                                  13,154.1
Less allowance for loan
 losses                                             (97.8)
    Total loans, net                             13,056.3
Cash paid, net of cash
 acquired                                        (2,713.2)
Bank owned life insurance                           343.3
Premises and equipment,
 net                                                177.0
Other assets                                        336.2
Core deposit and other
 intangibles                                        460.1
Goodwill                                          2,211.2

  Total assets                             $     17,075.7

Liabilities
Deposits:
  Core                                     $      6,960.8
  Time                                            4,070.1
    Total deposits                               11,030.9
Borrowings and other debt
 obligations                                      5,464.6
Other liabilities                                   580.2

  Total liabilities                        $     17,075.7

                    Sovereign Bancorp, Inc. and Subsidiaries
                            SUPPLEMENTAL INFORMATION
                                   (unaudited)

Abridged Stockholders' Equity Rollforward for the Quarter ended June 30, 2006

Balance, March 31, 2006                         $    5,899,832
Net loss                                        $      (51,654)
Change in unrealized gain/(loss), net of tax            18,575
Issuance of common stock                             2,390,206
Issuance of preferred stock                            195,445
Dividends paid on common stock                         (28,811)
Dividends paid on preferred stock                       (2,433)
Other                                                   37,384
Balance, June 30, 2006                          $    8,458,544

SOURCE  Sovereign Bancorp, Inc.
    -0-                             07/18/2006
    /CONTACT: Financial Contacts, Mark McCollom, +1-610-208-6426, mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, sweikel@sovereignbank.com, or Media Contact, Ed Shultz, +1-610-378-6159 eshultz1@sovereignbank.com, all of Sovereign Bancorp, Inc./
    /First Call Analyst: /
    /FCMN Contact: dbuffalo@sovereignbank.com /
    /Web site:  http://www.sovereignbank.com /